EXHIBIT 99.2

TRADING DATA

July 24, 2009: Acquire, directly or indirectly, beneficial ownership of more than 5%

REPORTING PERSON	TRADE DATE	BUY/ SELL	PRICE PER SHARE	NUMBER OF SHARES / QUANTITY
Mason Hill Partners, LP	5/27/2009	Sell	$5.68	(50,000)
Equinox Partners, L.P.	6/30/2009	Buy	$5.28	87,300
Equinox Partners, L.P.	7/6/2009	Buy	$5.21	38,000
Equinox Partners, L.P.	7/8/2009	Buy	$5.09	57,000
Equinox Partners, L.P.	7/16/2009	Buy	$5.63	41,200
Equinox Partners, L.P.	7/17/2009	Buy	$5.68	46,500
Equinox Partners, L.P.	7/21/2009	Buy	$5.67	155,100
Equinox Partners, L.P.	7/22/2009	Buy	$5.59	29,400
Equinox Partners, L.P.	7/23/2009	Buy	$5.62	27,800
Equinox Partners, L.P.	7/24/2009[1]	Buy	$5.64	632,600

April 27, 2010: Material increase in the percentage of Common Shares beneficially owned

REPORTING PERSON	TRADE DATE	BUY/ SELL	PRICE PER SHARE	NUMBER OF SHARES / QUANTITY
Equinox Illiquid Fund, LP	3/26/2010	Sell	$7.78	(71,200)
Mason Hill Partners, LP	4/19/2010	Buy	$7.61	46,300
Mason Hill Partners, LP	4/21/2010	Buy	$7.60	38,800
Mason Hill Partners, LP	4/27/2010[2]	Buy	$7.65	100,000

1 This calculation is based on 49,210,556 common shares, without par value (“Common Shares”), of MAG Silver Corp. (the “Issuer”) outstanding as of May 15, 2009 as reported in the Issuer’s Management’s Discussion and Analysis for the three months ended March 31, 2009, which was filed with the Securities and Exchange Commission (the “SEC”) on May 19, 2009 as Exhibit 99.2 to the Issuer’s Report of Foreign Private Issuer on Form 6-K.

2 This calculation is based on 49,888,042 Common Shares of the Issuer outstanding as of March 25, 2010 as reported in the Issuer’s Management’s Discussion and Analysis for the year ended December 31, 2009, which was filed with the SEC on March 26, 2010 as Exhibit 99.1 to the Issuer’s Report of Foreign Private Issuer on Form 6-K.

May 5, 2011: Material increase in the percentage of Common Shares beneficially owned

Reporting Person’s Name	Trade Date	Buy/ Sell	Price Per Share	Number of Shares / Quantity
Equinox Partners, L.P.	5/2/2011	Buy	$11.28	147,200
Mason Hill Partners, LP	5/2/2011	Buy	$11.28	23,000
Equinox Partners, L.P.	5/3/2011	Buy	$11.06	104,100
Mason Hill Partners, LP	5/3/2011	Buy	$11.06	16,200
Equinox Partners, L.P.	5/4/2011	Buy	$10.61	112,000
Mason Hill Partners, LP	5/4/2011	Buy	$10.61	5,700
Equinox Partners, L.P.	5/5/2011	Buy	$10.88	200,200
Mason Hill Partners, LP	5/5/2011[3]	Buy	$10.88	3,800

3 This calculation is based on 55,345,887 Common Shares of the Issuer outstanding as of March 29, 2011 as reported in the Issuer’s Management’s Discussion and Analysis for the year ended December 31, 2010, which was filed with the SEC on April 4, 2011 as Exhibit 99.6 to the Issuer’s Report of Foreign Private Issuer on Form 6-K.